                                                                   EXHIBIT 10.70

                              CONSULTING AGREEMENT

                              Mr. John L. Gigerich

            CONSULTING AGREEMENT (this "Agreement"), dated as of July 1, 2004
("Effective Date"), by and between Nalco Company, a Delaware corporation (the
"Company"), and Mr. John L. Gigerich ("Consultant").

                                   BACKGROUND:

            The Company and Consultant desire to enter into this Agreement, effective as of the Effective Date, to set forth the terms and conditions of
Consultant's consulting relationship with the Company; and

            The Company and Consultant agree that the terms and provisions of this Agreement shall supersede any of terms and conditions that might have existed between the parties.

            In consideration of the mutual covenants and promises contained herein, the Company and Consultant, agree:

            1.    Consulting Relationship. Subject to the terms and conditions set forth herein, the Company shall retain Consultant to perform the following services for a period of up to two years: supervise the completion of pending
SAP rollout and other information services projects, supervise the completion of a financial shared services center and supervise the reorganization of the customer services center. During the Term, Consultant shall also perform such additional duties as may from time to time be assigned to him by the Chief
Executive Officer ("CEO"). Consultant shall have the consulting title of Vice
President, Administration.

Collectively, Consultant's activities under this Agreement shall be referred to as the Services. Consultant is not an employee of the Company and is and shall at all times be an independent contractor. Consultant is not an employee and shall not be entitled to any benefits, medical insurance, worker' compensation or compensation benefits that are available to employees of the Company either by plan, agreement or policy, and the Company shall not withhold any taxes or other amounts from the amounts paid hereunder or otherwise treat Consultant as if he were an employee. Consultant's rights to payments and other amounts from the Company shall be limited to those contractual rights provided in this
Agreement.

            2.    Performance. During the Term, Consultant will serve the
Company faithfully and to the best of his ability and will devote his full business time, energy, experience and talents to the business of the Company, provided that Consultant has pending part-time commitments (which will not interrupt his performance of the Services) which he is permitted to complete on or before October 31, 2004. At his option, Consultant, upon thirty (30) days advance written notice to the Company may reduce his service level hereunder by up to 50% (the "Reduced Services").

            3.    Term. Subject to: the extension for purposes of the Management
Equity Plan described in Section 4 below, the term of this Agreement shall begin upon the Effective Date and shall initially continue for a period of no more than two (2) years from such date (the "Term"). During the Term, Consultant may terminate this Agreement at his will by providing fifteen (15) days notice to the Company, and the Company may immediately terminate this Agreement by providing notice to Consultant ("At Will Termination").

In the event of an At Will Termination, all obligations under this Agreement shall end on such termination.

            4.    Management Equity Plan. (a) The Company has provided
Consultant with the following documents: (i) an offering memorandum describing an opportunity to purchase certain units (the "A Units") in the Company's current ultimate parent, Nalco LLC (the "Management Equity Plan"), (ii) a
Limited Liability Company Agreement for Nalco LLC, (iii) a Registration Rights
Agreement for Nalco LLC, (iv) a Management Members Agreement for A Units and (v)
a Subscription Agreement permitting Consultant the opportunity of purchasing
$200,000 of A Units pursuant to the Management Equity Plan and (vi) 2004 Unit
Plan (collectively the "Management Equity Plan Agreements"). Consultant may
purchase $200,000 in A Units subject to the Management Equity Plan, by executing the Management Equity Plan Agreements, making the payment to Nalco LLC for
$200,000 and executing this Agreement (the "Consultant A Units"). (b) Consultant acknowledges that the Management Equity Plan was initially created for employees of the Company and that the Management Equity Plan Agreements refer to the participants as employees of the Company, but that notwithstanding any such references Consultant shall not be an employee of the Company or Nalco LLC and shall not have any rights as an employee by reason of his participation in the
Management Equity Plan or his execution of the Management Equity Plan
Agreements. (c) In the event that Consultant elects Reduced Services pursuant to
Section 2 during the Term, the Company shall have the option to purchase from
Consultant a pro-rata percentage of the Consultant A Units at their then fair market value (as determined pursuant to the Management Equity Plan) where such pro-rata percentage equals the percentage reduction in Services elected by
Consultant. Further, in the event Consultant elects to terminate this Agreement at his will during the Term, the Company shall have the option to purchase all of the Consultant A Units at their then fair market value. (d) These call options are in addition to the call options in the Management Equity Plan
Section

1.04 of the Management Members Agreement permits the participants the opportunity to receive a bonus from the Company in the event of certain conditions, including an imposition of a certain tax on A Units and continued
service to the Company on January 1, 2007 (the "Contingent Bonus"). In the event that the certain tax described in the Contingent Bonus is imposed upon
Consultant, the Company shall continue to pay Consultant $1 per month for the period July 1, 2006, through and including January 1, 2007 (the "Interim
Period"), and this Agreement shall be extended during that Interim Period to permit Consultant the opportunity to receive the Contingent Bonus on or about
January 1, 2007, provided that Consultant otherwise meets the terms and conditions of the Contingent Bonus. During the Interim Period, Consultant shall have no obligation to provide Services to the Company.

            5.    Compensation and Benefits. During the Term, the Consultant
shall be entitled to:

a.    a Base Payments, payable in equal twice monthly installments of $13,959 on the 15th and last day of the month in accordance with the Company's procedures (without withholdings), (a gross annual rate of $335,000 US
      Dollars);

b.    a payment of an amount equivalent to the amount that would have been payable to Consultant under the Company incentive plan (had Consultant been an employee) at the time such payment would have been required, such incentive currently known as the Management Incentive Plan ("MIP"), with a target award of 45% of a base amount of $250,000 - for partial years, the payment required under this Section 5(b) shall be made on a pro-rata basis;

c.    the same holidays as employees of the Company;

d.    three weeks of vacation during each calendar year, pro-rata for partial calendar years, without affecting the Company's Base Payment obligation and for any unused vacation at the end of the Term, the Company shall pay
      Consultant at the same annual rate for a period equal to the period of the unused vacation; and

h.    be reimbursed by the Company for all reasonable expenses actually incurred by the Consultant in connection with the performance of the services hereunder in accordance with policies established by the Company from time to time and upon presentation of appropriate documentation.

            6.    Consultant's Covenants

a.    During the Term hereunder and for a period of two (2) years thereafter,
      (1) Consultant shall not, within any jurisdiction or marketing area in which the Company (or its Subsidiaries (as such term is defined below)) is doing business, directly or indirectly, own, manage, operate, control, consult with, be employed by, or participate in the ownership, management, operation or control of any business of the type and character engaged in or competitive with that conducted by the Company (or its Subsidiaries);
      (2) Consultant shall not, directly or indirectly, employ, solicit for employment or otherwise contract for the services of any individual who is an employee of the Company (or its Subsidiaries and Affiliates (as such term is defined below)) at the time of this Agreement or who shall subsequently become an employee of the Company (or its Subsidiaries and
      Affiliates); and (3) Consultant will not solicit, in competition with the
      Company, any person who is, or was at any time within the twelve months prior to the Consultant's termination of this Agreement, a customer of the business conducted by the Company (or its Subsidiaries).

b.    During the Term and thereafter, (1) the Consultant will not divulge, transmit or otherwise disclose (except as legally compelled by court order, and then only to the extent required, after prompt notice to the
      Company of any such order), directly or indirectly, other than in the regular and proper course of business of the Company, any confidential knowledge or information regarding the operations, finances, organization or employees of the Company (or its Subsidiaries and Affiliates) or
      confidential or secret processes, services, techniques, customers or plans of the Company (or its Subsidiaries and Affiliates); and (2) Consultant
      will not use, directly or indirectly, any confidential information for the benefit of anyone other than the Company (or its Subsidiaries and
      Affiliates); provided, however, that the Consultant has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by Consultant. All rights to new processes, techniques, know-how, inventions, plans, products, patents and devices developed, made or invented by the Consultant, alone or with others, while a consultant for the Company which are related to the business of the Company (or its Subsidiaries and Affiliates) shall be and become the sole property of the Company, unless released in writing by the
      Company, and Consultant hereby assigns all such rights to the Company. All files, records, correspondence, memoranda, notes or other documents
      (including, without limitation, those in computer-readable form) or property relating or belonging to the Company, whether prepared by
      Consultant or otherwise coming in Consultant's possession in the course of the performance of The Services under this Agreement, shall be the exclusive property of Company and shall be delivered to Company and not retained by Consultant (including, without limitations, any copies thereof) upon termination of this Agreement for any reason whatsoever.

c.    Consultant will communicate and disclose in writing to the Company both during the term of this Agreement and thereafter, all inventions, discoveries, improvements, machines, devices, designs, processes, products, software, treatments, formulae, mixtures and/or compounds whether patentable or not as well as patents and patent applications (all collectively referred to as "Inventions") made, conceived, developed or acquired by Consultant or under which Consultant acquired the right to grant licenses or become licensed, whether alone or jointly with others, during the Term. All of Consultant's right, title and interest in, to and under such Inventions, including licenses and right to grant licenses shall be the sole property of the Company and the same are hereby assigned to the Company. Any Invention disclosed by Consultant to anyone within one
      (1) year after the termination of this Agreement, which relates to any matters pertaining to, applicable to, or useful in connection with, the business of the Company shall be deemed to have been made or conceived or developed by Consultant during the Term, unless proved by Consultant to have been made and conceived and developed after the termination of this
      Agreement.

d.    For all of Consultant's Inventions, Consultant will, upon request of the
      Company, during the term of this Agreement and thereafter:

            (1)   execute and deliver all documents which the Company shall deem necessary or appropriate to assign, transfer and convey to the
            Company, all of Consultant's right, title, interest in and to such
            Inventions, and enable the Company to file and prosecute
            applications for Letters Patent of the United States and any foreign countries on Inventions as to which the Company wishes to file patent applications; and

            (2)   do all other things (including the giving of evidence in suits and other proceedings) which the Company shall deem necessary or appropriate to obtain,

            maintain, and assert patents for any and all such Inventions and to assert its rights in any Inventions not patented.

e.    Consultant hereby assigns to the Company the copyright in all works prepared by the Consultant which are either:

            (1)   within the scope of the Services; or,

            (2)   based upon information acquired from the Company not normally made available to the public; or,

                  7.     Notices. Any notices required or permitted hereunder
shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the following addresses:

                  If to Consultant:

                         Mr. John Gigerich

                  If to the Company:

                         Nalco Company
                         1601 West Diehl Road
                         Naperville, Illinois 60563-1198

                         Attention: General Counsel

                  8.     General.

a.    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois applicable to contracts executed and to be performed entirely within said
      State.

b.    Construction and Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired, and the parties undertake to implement all efforts which are necessary, desirable and sufficient to amend, supplement or substitute all and any such invalid, illegal or unenforceable provisions with enforceable and valid provisions which would produce as nearly as may be possible the result previously intended by the parties without renegotiation of any material terms and conditions stipulated herein.

c.    Assignability. Consultant may not assign his interest in or delegate his duties under this Agreement. This Agreement is for the Services of
      Consultant, personally, and the Services to be rendered by him under this
      Agreement must be rendered by him and no other person. Consultant represents and warrants to the Company that Consultant has no contracts or agreements of any nature that Consultant has entered into with any other person, firm or corporation that contain any restraints on Consultant's ability to perform his obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

d.    Compliance with Rules and Policies. Consultant shall perform all Services in all material respects in accordance with the applicable policies, procedures and rules established by the Company, including, but not limited to, the By-Laws of the Company and the Company's Code of Ethical
      Business Practices. In addition, Consultant, where applicable, shall comply in all material respects with all laws, rules and regulations that are generally applicable to the Company, and its employees, directors and officers.

e.    Arbitration. (1) The parties shall use their reasonable best efforts and good will to settle all disputes by amicable negotiations. The Company and
      Consultant agree that any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, or the termination of this Agreement or the termination of Consultant's Services hereunder that is not amicably resolved by negotiation shall be finally settled by arbitration, under and in accordance with the Rules of Commercial
      Arbitration of the American Arbitration Association then in effect, as set forth below, in Chicago, Illinois, or such other place agreed to by the parties.

        (2) Any such arbitration shall be heard before a panel consisting of one (1) to three (3) arbitrators, each of whom shall be impartial.
            All arbitrators shall be appointed in the first instance by agreement between the parties. If the parties cannot agree upon a single arbitrator, each of the Company and Consultant shall be entitled to appoint one arbitrator. These two appointed arbitrators shall then appoint a third arbitrator by their mutual agreement.

        (3) The award of the arbitrator or panel of arbitrators shall be in writing and state the reasons upon which it is based. It may be made public only with the consent of the parties. Any monetary award shall be in U.S. dollars.

        (4) Each of the parties hereto accepts the exclusive jurisdiction of the arbitrator or panel of arbitrators appointed in accordance herewith. The award of the arbitrator or arbitral panel shall be final and binding on the parties, who undertake to carry it out without delay. Judgment on the award rendered by the arbitrator or arbitral panel may be entered in any court having jurisdiction thereof.

        (5) The arbitrator or panel of arbitrators may also award interim relief and grant specific performance. Notwithstanding the foregoing, each party reserves the right to apply to any court of competent jurisdiction for any provisional measure, including injunctive relief, to enforce the terms of this Agreement.

        (6) The Company and Consultant shall each pay fifty percent (50%) of all costs of the arbitrator or panel of arbitrators and of the
            American Arbitration Association. The arbitrator may award to the party prevailing on any matter or issue within the arbitration, his or its legal fees and disbursements (including the costs of the
            American Arbitration Association and the arbitrator) related to such matter or issue provided that the party is successful overall on a material portion of the arbitration, provided, however, the Company shall only be entitled to an award of legal fees and disbursements if the resolution of any such contest or dispute includes a finding that Consultant's claims in such contest or dispute were frivolous or brought in bad faith.

f.    Entire Agreement: Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes all prior agreements and undertakings, both written and oral, and may not be modified or amended in any way except in writing by the parties hereto.

g.    Survival. The covenants set forth in Section shall survive and shall continue to be binding upon the Consultant notwithstanding the termination of this Agreement for any reason whatsoever.

h.    Waiver. No waiver by either party hereto of any of the requirements imposed by this Agreement on, or any breach of any condition or provision of this Agreement to be performed by, the other party shall be deemed a waiver of a similar or dissimilar requirement, provision or condition of this Agreement at the same or any prior or subsequent time. Any such waiver shall be express and in writing, and there shall be no waiver by conduct.

i.    Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

            IN WITNESS WHEREOF, the parties hereto, intending to be
legally bound, have hereunto executed this Agreement as of the day and year first written above.

                                                  NALCO COMPANY

Date:  July 1, 2004                               /s/  Stephen N. Landsman
       --------------------------------           ------------------------------
                                                  Name:   Stephen N. Landsman
                                                  Title:  Vice President

                                                  CONSULTANT

Date:  July 1, 2004                               /s/  John L. Gigerich
       --------------------------------           ------------------------------